UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15 (d) of the Securities and Exchange Act of
1934.

Date of Report (Date of earliest event reported) November 9, 2007

AUTOLIV, INC.

(Exact name of registrant as specified in its chapter)

Delaware (State or other juris- diction of incorporation)	001-12933 (Commission File Number)	51-0378542 (I.R.S. Employer Identification No.)

World Trade Center,
Klarabergsviadukten 70, SE-107 24
Stockholm, Sweden

(Address of principal executive offices)

Registrant's telephone number, including area code +46-8-587 20 600

Not Applicable

(Former name or former address, if changed since last report)

Item 1.01. Entry into a Material Definitive Agreement.

To the extent required by Item 1.01 of Form 8-K, the information contained in or incorporated by reference into Item 2.03 of this Current Report is hereby incorporated by reference into this Item 1.01.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On November 8, 2007, Autoliv ASP, Inc., an Indiana corporation (“ASP”) and a wholly-owned subsidiary of Autoliv, Inc. (the “Company”), issued and sold, at par, an aggregate principal amount of $400,000,000 of Guaranteed Senior Notes (the “Notes”), pursuant to a Note Purchase and Guaranty Agreement dated November 8, 2007 (the “Note Purchase Agreement”), by and among ASP, the Company and the purchasers listed therein (the “Purchasers”).  The Notes are unsecured.  Repayment of the Notes is guaranteed by the Company and certain of the Company’s subsidiaries; the Company’s obligations in respect of its guarantee rank pari passu in right of payment with all other senior, unsecured indebtedness of the Company.  The proceeds of the Notes will be used for repayment of existing group indebtedness and for other general corporate purposes.

The Notes consist of four series of varying sizes maturing between 2012 and 2019. Interest on the Notes will be payable semiannually on the 8th day of November and May of each year, commencing with May 8, 2008, and principal is payable on the applicable maturity dates of the Notes.

The Company has entered into swap arrangements with respect to the proceeds of the notes offering. The maturity and interest rate profile of the notes following these swaps is as follows:

$110 million of five-year notes at 5.56%, $90 million of seven-year notes at 5.81%, $35 million of seven-year notes at LIBOR +0.81%, $105 million of ten-year notes at LIBOR +0.94% and $60 million of twelve-year notes at LIBOR +0.97%.

Under the Note Purchase Agreement, ASP may at any time, with notice, prepay all or a portion equal to or greater than 5% of the Notes, for an amount equal to the principal, accrued interest and a “make-whole” prepayment premium as calculated under the Note Purchase Agreement.  ASP will be required to make an offer to prepay the Notes following a change in control (as defined in the Note Purchase Agreement) for an amount equal to the principal and accrued interest but without a “make-whole” or other premium.

The Note Purchase Agreement contains customary affirmative and negative covenants of ASP and the Company.  Affirmative covenants relate to, among other things:  compliance with law; insurance coverage; maintenance of properties; payment of taxes and claims; maintenance of corporate existence; most favored lender status of the Purchasers; and pari passu ranking of the Notes.  Negative covenants limit the Company’s and its subsidiaries’ ability to, among other things:  enter into transactions with affiliates; consolidate or merge; sell, transfer or dispose of assets; create liens; create or incur subsidiary indebtedness; or substantially change the nature of the Company’s business.

The Note Purchase Agreement also contains customary events of default, including, among other things, payment default, covenant default, breach of representation or warranty, bankruptcy, cross-default and failure to maintain subsidiary guarantees.

The Notes were issued in a private placement in reliance on the exemption from registration set forth in Section 4(2) of the Securities Act of 1933, as amended.

(c) EXHIBITS

99.1   Press Release of Autoliv, Inc. dated November 9, 2007 announcing Autoliv issues $400 million of Private Placement Notes

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUTOLIV, INC. (Registrant)
Date November 9, 2007
/s/Lars A. Sjöbring Lars A. Sjöbring Vice President – Legal Affairs, General Counsel and Secretary